Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Myseum, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.0001 par value		457(o)		$		$0.0001381	$					$
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value		457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities		457(o)				0.0001381
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Other	Rights		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)			25,000,000.00	0.0001381		3,452.50
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, $0.0001 par value		415(a)(6)							S-3	333-268058	12/06/2022
Carry Forward Securities	Equity	Preferred stock, $0.0001 par value		415(a)(6)							S-3	333-268058	12/06/2022
Carry Forward Securities	Debt	Debt Securities		415(a)(6)							S-3	333-268058	12/06/2022
Carry Forward Securities	Other	Warrants		415(a)(6)							S-3	333-268058	12/06/2022
Carry Forward Securities	Other	Rights		415(a)(6)							S-3	333-268058	12/06/2022
Carry Forward Securities	Other	Units		415(a)(6)							S-3	333-268058	12/06/2022
Carry Forward Securities	Unallocated (Universal) Shelf			415(a)(6)		$	$18,100,009.80		$		S-3	333-268058	12/06/2022		$1,994.63

Total Offering Amounts:							$43,100,009.80			3,452.50
Total Fees Previously Paid:										0.00
Total Fee Offsets:										1,994.63
Net Fee Due:										$1,457.87

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Offering Note(s)

(1)	(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions.

(b) Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder.

(c) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(d) A total registration fee of $2,755.00 was previously paid in connection with the Registrant's registration statement on Form S-3 (File No. 333-268058) initially filed on October 28, 2022, or the Prior Registration Statement. The Prior Registration Statement is scheduled to expire on December 6, 2025, subject to Rule 415(a)(ii). $1,994.63 of the registration fee is being applied toward the registration fee for this registration statement in reliance on Rule 457(p), because $18,100,009.80 of unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant Rule 457(p), the $1,994.63 registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Myseum, Inc.	(1)	S-3	333-268058	10/28/2022		$1,994.63	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$18,100,009.80	$
Fee Offset Sources	Myseum, Inc.		S-3	333-268058		10/28/2022							1,994.63

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	An aggregate of $1,994.63 of the amount of the registration fee was previously paid in connection with $25,000,000 of unissued securities registered under the Registrant's Prior Registration Statement. The Registrant is allowed to apply $1,994.63 toward the registration fee for this registration statement in reliance on Rule 457(p), because the $18,100,009.80 of unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 457(p), the $1,994.63 registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.